Wyoming Secretary of State
Herschler Building East, Suite 101
122 W 25th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Email: Business@wyo.gov

WY Secretary of State
FILED: 03/14/2023 07:12 AM
ID: 2023-001237371

Foreign Profit Corporation
Articles of Continuance

Pursuant to W.S. 17-16-1810 the undersigned hereby submits the following Articles of Continuance:

1. Corporation name:

GOLD ENTERTAINMENT GROUP, INC

2. Incorporated under the laws of: FLORIDA
(State or country)

3. Date of incorporation: 02/03/1999
(Date – mm/dd/yyyy)

4. Period of duration: PERPETUAL
(This is referring to the length of time the corporation intends to exist and not the length of time it has been in existence. The most common term used is "perpetual.")

5. Mailing address of the corporation:

PO BOX 690041
FLORIDA, FL 32969

6. Principal office address:

2412 Irwin St
Melbourne, FL 32901

Received
Secretary of State
Wyoming

7. Name and physical address of its registered agent:
(The registered agent may be an individual resident in Wyoming or a domestic or foreign business entity authorized to transact business in Wyoming. ***The registered agent must have a physical address in Wyoming.*** *If the registered office includes a suite number, it must be included in the registered office address. A Drop Box is not acceptable. A PO Box is acceptable if listed* ***in addition to a physical address.****)*

Name: Registered Agents Inc

Address: 30 N Gould St Ste R Sheridan WY 82801

(If mail is received at a Post Office Box, please list above ***in addition to the physical address.****)*

Received
FEB 27 2023
Secretary of State
Wyoming

8. Purpose of the corporation which it proposes to pursue in the transaction of business in this state:

ANY AND ALL LAWFUL BUSINESS.

9. Names and respective addresses of its officers and directors:

Office	Name	Address
President	HAMON F. FYTTON	2412 Irwin St. Melbourne, FL 32901
Vice President		
Secretary	HAMON F. FYTTON	2412 Irwin St. Melbourne, FL 32901
Treasurer	CATHY JULIAN	2412 Irwin St. Melbourne, FL 32901
Director	[redacted]	2412 Irwin St. Melbourne, FL 32901
Director		
Director		

10. Aggregate number of shares or other ownership units which it has the authority to issue.
(Itemize by classes, par value of shares, shares without par value and series, if any, within a class.)

25,000,000,000 COMMON SHARES at $0.0001 par value
5,000,000 Preferred Series A NO PAR
1,000,000 Preferred Series B $1.00 PAR

11. Aggregate number of **issued shares** or other ownership units.
(Itemize by classes, par value of shares, shares without par value and series, if any, within a class.)

9,181,501,513 Common Shares Issued and Outstanding $0.0001 par value
2,000,000 Preferred Series A NO PAR
55,000 Preferred Series B $1.00 PAR

12. The corporation accepts the constitution of the state of Wyoming in compliance with the requirement of Article 10, Section 5 of the Wyoming Constitution.

13. Certification. *(Please check the box to complete the required certification.)*

☑ I consent on behalf of the business entity to accept electronic service of process at the required email address provided on the form under the circumstances specified in W.S. 17-28-104(e).

Signature: ____________________ Date: 02/22/2023

(Shall be executed by an officer or director of the corporation.) *(mm/dd/yyyy)*

Print Name: HAMON FRANCIS FYTTON

Title: PRESIDENT

Daytime Phone Number: 561-210-7553

Contact Person: HAMON FRANCIS FYTTON

Email: COMPASSINTL@ME.COM

(An email address is required. Email(s) provided will receive important reminders, notices and filing evidence.)

State of Florida **County of** Brevard

The foregoing instrument was acknowledged before me by Hamon Francis Fytton.

Signatory's Printed Name

Erika Newton	02/23/2023	08/08/2025
Notary Public's Signature	***Notary Date (mm/dd/yyyy)***	***Notary's Commission Expiration***

Notarial Seal:

Notary Public State of Florida
Erika Newton
My Commission
HH 162563
Exp. 8/8/2025

REQUIRED ATTACHMENT TO INCLUDE WITH THE FILING

☑ A certified copy of its original Articles of Incorporation and all amendments currently certified within the last six (6) months by the proper officer of the state or nation of formation.

☑ A copy of the company resolution authorizing continuance of the Profit Corporation into Wyoming.

Note: Please **provide evidence showing the entity has been dissolved** after the continuation into Wyoming has been completed. Copies of the dissolution are acceptable and can be emailed to business@wyo.gov or mailed in.

Wyoming Secretary of State
Herschler Building East, Suite 101
122 W 25th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Email: Business@wyo.gov

Consent to Appointment by Registered Agent

I, Registered Agents Inc, registered office located at
(name of registered agent)

30 N Gould St Ste R Sheridan WY 82801 voluntarily consent to serve

**(registered office physical address, city, state, & zip)*

as the registered agent for GOLD ENTERTAINMENT GROUP INC
(name of business entity)

I hereby certify that I am in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

Signature: Bill Havre
(Shall be executed by the registered agent.)

Date: 12/08/2022
(mm/dd/yyyy)

Print Name: Bill Havre

Daytime Phone: 307-200-2803

Title: Assistant Secretary

Email: Reports@registeredagentsinc.com
***(An email address is required.** Email(s) provided will receive important reminders, notices and filing evidence.)*

Registered Agent Mailing Address *(if different than above)*: 30 N Gould St Ste R Sheridan WY 82801

IMPORANT: If you are an existing registered agent and your existing address on record does not match what is provided on this form, a **Registered Agent Information Update** form is also required.